UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 6, 2008

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center
300 Connell Drive, 5th Floor
Berkeley Heights, New Jersey 07922
(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement

Authentidate Holding Corp. (the “Company”) entered into an Agreement and Plan of Merger, dated as of August 6, 2008 (the “Merger Agreement”) with Parascript, LLC, a Wyoming limited liability company (“Parascript”), Parascript Management, Inc., a Wyoming corporation solely in the role as the Member Representative and Exchange Agent (“PMI”), AHC Group, Inc., a Delaware corporation (“New Authentidate”), AHC Merger Sub, Inc., a Delaware corporation (“AHC Merger Sub”) and Parascript Merger Sub LLC, a Delaware limited liability company (“Parascript Merger Sub”). The Merger Agreement provides that, upon consummation of the transactions contemplated thereby, the Company will acquire Parascript for (i) up to $10 million in cash, subject to adjustment, less certain amounts required to pay outstanding debt obligations; (ii) a five year, 10% junior unsecured note in the principal amount of $20 million, which is subject to adjustments (the “Note”); (iii) 30 million shares of New Authentidate common stock; and (iv) all shares of the Company’s German subsidiary, Authentidate International AG. In addition, after the closing, New Authentidate will form a subsidiary to exploit certain markets for Parascript’s image analysis and pattern recognition technology. The Parascript unitholders will be entitled to contingent consideration in the form of additional shares of New Authentidate common stock equal to ten (10) times the average annual EBITDA achieved by this new subsidiary for fiscal years 2010 and 2011, divided by $3.00. The contingent consideration, if any, will be payable in 2012.

To accomplish the combination of Authentidate and Parascript, Authentidate formed a new company, New Authentidate, with two wholly-owned subsidiaries, AHC Merger Sub and Parascript Merger Sub. New Authentidate is a wholly owned subsidiary of Authentidate formed solely to effect the plan of merger and has not conducted any business. New Authentidate will increase the number of authorized shares to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

At the time the acquisition is completed, (i) AHC Merger Sub will merge with and into the Company and the Company will be the surviving corporation, and will change its name to AHC, Inc. (the “AHC Merger”); (ii) Parascript Merger Sub will merge with and into Parascript, and Parascript will be the surviving company (“Parascript Merger” and together with the AHC Merger, the “Merger”); and (iii) New Authentidate will change its name from AHC Group, Inc. to Authentidate Holding Corp. The result of the Merger is that the new Authentidate Holding Corp., will be a public company, continue to trade on Nasdaq under the symbol “ADAT”, subject to the approval of Nasdaq, and will have two wholly owned subsidiaries, AHC, Inc. and Parascript.

Upon the closing of the Merger, the size of the board of directors of New Authentidate will be increased from six to nine members, comprised of four nominees of Parascript and four nominees of Authentidate, and the CEO of New Authentidate. Aron Katz will become non-executive Chairman of the Board of New Authentidate, effective at the closing of the Merger; Jeffrey Gilb, currently the Chief Executive Officer of Parascript, will become the Chief Executive Officer of New Authentidate; and O’Connell Benjamin, currently President of Authentidate, will become President of New Authentidate after the Merger.

The Merger Agreement and the transactions contemplated thereby have been unanimously approved by the board of directors of the Company and by the manager of Parascript. The Merger Agreement is subject to customary closing conditions, including the approval and adoption of the Merger Agreement by the affirmative vote of stockholders of the Company holding a majority of the outstanding shares of Company common stock and the affirmative vote of the holders of 70% of the outstanding units of Parascript, completion of due diligence by both parties, the effectiveness of a registration statement filed with the Securities and Exchange Commission registering the 30 million shares of New Authentidate common stock to be issued upon the closing of the Merger, and the listing of shares of New Authentidate common stock on the NASDAQ Capital Market. The Merger Agreement contains customary representations, warranties and covenants made by the Company, New Authentidate, and Parascript and PMI.

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the closing of the Merger, each of the Company and Parascript will operate their respective businesses in the ordinary course. Additionally, during such period, each party is restricted from taking certain actions without obtaining the prior written consent of the other party (which consent may not be unreasonably withheld, conditioned or delayed).

The Merger Agreement prohibits each party from soliciting, initiating, encouraging or entertaining any inquiries, proposals from, discussing or negotiating with, providing any nonpublic information to, or considering the merits of any inquiries or proposals from any other person relating to an acquisition proposal. However, each party may, on the terms and subject to the conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal that the board of directors (or similar governing body) concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors (or similar governing body) to comply with its fiduciary obligations.

The Merger Agreement contains certain termination rights for both the Company and Parascript. Either party may terminate the Merger Agreement if the Merger has not occurred on or prior to December 31, 2008 and the terminating party is not in breach of the Merger Agreement. The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, one party will pay the other party a termination fee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and is qualified in its entirety by, the Merger Agreement, which is Exhibit 2.1 hereto.

The Merger Agreement has been filed to provide investors and security holders with information regarding their respective terms. These agreements are not intended to provide any other factual information about the Company or Parascript. The Merger Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules and exhibits to the Merger Agreement that the Company and Parascript delivered in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information About this Transaction

In connection with the proposed Merger, New Authentidate will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Parascript that also constitutes a prospectus of New Authentidate. The Company will mail the proxy statement/prospectus to its stockholders. The Company, New Authentidate and Parascript urge investors and security holders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from the Company’s website (www.authentidate.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation

The Company, New Authentidate and Parascript and their respective directors, managers, executive officers, and certain other members of management and employees may be soliciting proxies from the Company’s stockholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2008. You can obtain free copies of these documents from the Company by directing such request to: Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922., Attention: William A. Marshall, Chief Financial Officer.

Item 8.01 Other Events

On August 6, 2008, Company and Parascript announced they had entered into the Merger Agreement. A copy of a press release issued by the Company announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 6, 2008, by and among Authentidate Holding Corp., Parascript, LLC, Parascript Management, Inc., AHC Group Inc., AHC Merger Sub Inc. and Parascript Merger Sub LLC.

99.1	Press Release of the Company, dated August 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ O’Connell Benjamin

Name: O’Connell Benjamin

Title: President

Date: August 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 6, 2008, by and among Authentidate Holding Corp., Parascript, LLC, Parascript Management, Inc., AHC Group Inc., AHC Merger Sub Inc. and Parascript Merger Sub LLC.

99.1	Press Release of the Company, dated August 6, 2008.